Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 (File No. 333-181531) of Breitburn Energy Partners LP of our report dated March 3, 2014 relating to the consolidated financial statements of QR Energy, LP, which appears in the Current Report on Form 8-K of Breitburn Energy Partners LP dated October 6, 2014.

/s/PricewaterhouseCoopers

Houston, TX

November 21, 2014